Exhibit 10.1

English Translation

of

Project Financing Loan Contract

Contract Number: CSHD(2013)67

The Borrower (Party A):	Shaanxi Guangxia Investment Development Group Limited
Legal Representative:	ZHU Xiaojun

The Lender (Party B):	China Construction Bank Corporation, Hanzhong Branch
Responsible Person:	CHEN Yong

Due to the need of development and construction of Guangxia Mingzhu Beiyuan Residential Area project, Party A requests a loan from Party B and Party B agrees to issue a loan to Party A. The two parties have entered into the following agreement.

Article I	Loan Amount

Party A borrows the amount of RMB 150,000,000.00 from Party B.

Article II	Purpose of the Loan and Source of Repayment

Party A must use the loan in the investment for the project and shall not change the purpose of the loan without Party B’s written consent.

For details of the project (the “Project”) for which the loan hereunder is intended, the specific use of the loan and the source of repayment, see Appendix 1 “Basic Information on the Project and the Loan” attached hereto.

Article III	Term of the Loan

The term of the loan is 36 months, starting from August 23, 2013 to August 20, 2016.

If the starting date of the term of the loan hereunder is inconsistent with that on the loan disbursement note (hereinafter, “Loan Note”), the starting date of the term should be the date actually recorded in the loan note for the first disbursement of the loan and the due date for the loan stipulated in Article 1 will be adjusted accordingly.

Article IV	Calculation and Settlement of Interest Rate and Penalty Interest Rate of the Loan

1.           Interest rate of the loan

The interest rate for the loan hereunder is the annual rate and the rate is the floating rate, i.e., 5% upward from the bench mark rate on the date when the interest accrues and, before the full repayment of the loan principal and interest hereunder, the rate will be adjusted once every 12 months based on the aforementioned float rate.

2.           Penalty interest rate

(1)	If Party A fails to use in the loan in accordance with the purpose stated herein, the penalty rate is that floated upward 100% from the loan interest rate; and if the loan interest rate is a floated rate and is adjusted as specified in Section IV.1 herein, the penalty rate will also be adjusted accordingly.

(2)	The penalty rate for the past-due loan is that floated upward 50% from the loan interest rate; and if the loan interest rate is a floated rate and is adjusted as specified in Section IV.1 herein, the penalty rate will also be adjusted accordingly.

(3)	If the loan is both past due and misused, the penalty rate should be the higher of the above and compounded.

3.           The interest accruing date means the date when the first disbursement of the loan hereunder is deposited into the loan disbursement account (“Loan Disbursement Account”) specified in Article VI herein.

4.           The interest on the loan starts to accrue on the date when the loan fund is deposited into the loan disbursement account. The interest on the loan hereunder accrues on a daily basis, and the daily rate = annual rate/360. If Party A fails to pay interest on the interest settlement date, then compound rate will be assessed on the following day.

5.           Interest settlement

The interest on the loan hereunder is settled monthly and the settlement date is the 20th of each month.

Article V	Release and Disbursement of the Loan

1.           Pre-conditions for the release of the loan

Only upon the satisfaction of the following pre-conditions will Party B has the obligation to release the loan, unless such pre-conditions are waived in part or in entirety by Party B:

(1)	Party A has completed all approval, registration, delivery, insurance and other procedures in connection with the loan hereunder;
(2)	Party A has provided guarantee, if any, at Party B’s request and such guarantee has already become, and will remain, effective;

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(3)	Party A has set up accounts for loan disbursement and repayment in accordance with Party B’s specifications;
(4)	There has been no occurrence of events of breach set forth herein on Party A’s part or of any situation that may threaten Party B’s claims;
(5)	The release of the loan hereunder is not forbidden or restricted by any law, regulation or by any competent authority;
(6)	The full amount of capital in proportion to the loan to be released has been in place and the actual progress of the project matches the amount of investment already made;
(7)	Party A’s key financial indicators remain satisfactory as provided in Appendix 2 “Financial Indicators Conditions and Restrictions”;
(8)	If any single payment is in excess of 5% (i.e., ¥47,260,000.00) of the total investment for the project or in excess of ¥5,000,000.00, then Party A must provide relevant documents to Party B before the release of the loan. Whichever is the case, the documents provided to Party B must include:
Loan disbursement note signed by Party A, and payment settlement note signed by Party A, document of proof evidencing the use of the capital fund, the trading documents corresponding to such single payment and other documents requested by Party B.
(9)	If the amount of any single payment is other than stated above, Party A must provide the corresponding loan use plan with regard to the loan amount and other documents requested by Party B.
(10)	All documents provided by Party A to Party B must be legal, authentic, complete, accurate and valid.
(11)	If, in accordance with Section V.1.(9) herein, Party B requires that Party A, an independent agent and the contractor jointly inspect the progress of the project and issue joint certification, such joint certification must be confirmed and signed by the representatives of all certifying parties.
(12)	Other conditions;
[ Restrictions on, or bank approval for, certain corporate financial events (dividends, equity, debt financing, guarantee, etc.)]

2.           Fund use plan

To apply for the use of the loan fund at any time, based on the actual project need.

3.           Party A must use the loan in accordance with the provisions specified in Section V.2 herein; Party A shall not withdraw, postpone, split or cancel the loan without Party B’s written consent.

4.           If Party A uses the loan fund separately, the due date for such fund must still be determined in accordance with the provisions of Article III herein.

5.           Disbursement entrusted to Party B

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(1)	Whichever the case may be of the those set forth in 1.(8) in this Article, Party A must entrust Party B to disburse the loan fund to Party A’s trading partner. Party A must not disburse such fund directly to its trading partner.
(2)	Under the entrustment method, Party B will transfer the loan fund into the loan disbursement account and then pay such fund directly through the disbursement account into the account of Party A’s trading partner.
(3)	Party B will conduct formal review of the disbursement amount, time, recipient, method and account involved based the documents provided by Party A and will disburse such loan fund only upon satisfactory result of such review.
(4)	Such formal review by Party B does not constitute Party A’s confirmation of the authenticity or legal compliance of any trades in question, nor does it constitute any involvement in any dispute between Party A and its trading partners or assumption of any of Party A’s obligations. Party A must compensate Party B for any losses resulting from such entrusted disbursement.
(5)	Under the entrustment method, if the loan fund disbursed fails to be deposited successfully into the account of Party A’s trading partner due to erroneous information provided by Party A, the consequences should be handled as follows:
a.	Party A must be responsible for all losses suffered by Party A’s trading partner resulting from such failure to have the fund successfully disbursed and must also be responsible for all losses suffered by Party B;
b.	Party A shall not dispose of this portion of the fund in any manner;
c.	Party A must perform the obligation to re-submit documents or corrected documents within 2 business days.
If Party A breaches any of the provisions above, Party B shall have the right to recall in advance that portion of the loan fund.
(6)	Party A must be responsible for all risks, liabilities and losses as a result of the disbursement failure, mistake or delay due to any fault not on Party B’s part and be responsible for any resulting losses suffered by Party B.

6.           Party A must be responsible for all risks, liabilities and losses as a result of the disbursement account being frozen or withheld by any competent authority after any loan fund has been disbursed into it and must also be responsible for all losses suffered by Party B.

Article VI	Use and Monitoring of the Accounts

1.           Loan disbursement account

Party A must set up such loan disbursement account with Party A 3 business days after the execution of this contract and before the first disbursement and such account is to be used for the disbursement and repayment of all the loan funds hereunder.

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2.           Loan repayment reserve account

Party A must, within 5 business days after this contract become effective, set up a special account, or use an existing account (account No. 61001655100052508029), with Party B as repayment reserve account.

100% of the project’s or Party A’s cash revenue must be deposited into this account.

3.           [n/a]

4.           Party B shall have the right to monitor the following account set up by Party A with Party B:

Account No. 61001655100059000888.

Article VII	Repayment

1.           Principles of repayment

Repayment by Party A hereunder should be made in accordance with the following principles:

Party B shall have the right to apply the repayment first to all the fees advanced by Party B and expenses incurred by Party B in realizing its claims, then to interest payment and then to the principal. With regard to the outstanding portion of the loan and interest that are past due for 90 days or other amount required by law or regulation or stipulated otherwise, the repayment by Party A will be applied such principal and then interest after the repayment of the amounts mentioned above.

2.           Interest payment

Party A must pay interest to Party B on interest settlement days and pay all interest with the last repayment of the loan principal.

3.           Plan for repayment of principal

The repayment of the loan principal will be performed in accordance with “Real Estate Loan Closed Management Agreement” (Contract No. (2013)01) between the two parties.

4.           Repayment method

Party A must have sufficient fund in the repayment reserve account or other accounts set up with Party B prior to the repayment date specified herein and transfer such fund to Party B as repayment (Party B also has the right to deduct funds from such accounts as repayment).

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5.           Early repayment

If Party A desires to repay the loan principal early, Party A must submit application to Party B 30 business days in advance and, upon approval by Party B, may repay portion or all of the loan principal.

If Party B approves Party A’s early repayment, Party B has the right to charge an amount of compensation, which is to be determined through negotiation.

Article VIII	Party A’s Rights and Obligations

1.           Party A’s rights

(1)	The right to demand that Party B disburse the loan in accordance with the provisions herein;
(2)	The right to use the loan in accordance with the provisions herein;
(3)	The right to apply to Party B to extend the term of the loan, provided that Party B’s conditions are met;
(4)	The right to request that Party B maintain confidential all financial material and commercial secrets regarding Party A’s production and operation, except where there requirements by law and regulations or stipulations elsewhere between the two parties;
(5)	The right to refuse bribery from Party B or its employees and to report any such illegal activities.

2.           Party A’s obligations

(1)	The obligation to withdraw and repay the loan and interest and to assume all fees set forth here herein;
(2)	The obligation to provide financial documents and business reports at Party B’s request and ensure that such material are valid, truthful, complete, accurate and effective with no misleading information or withholding of material financial facts;
(3)	The obligation to notify Party B within 3 business days the occurrence of any adverse events that affect Party A’s repayment abilities and of any changes to Party A’s name, contact information, corporate documents and registration event.
(4)	The obligation to use the loan in accordance with the purpose specified herein and to assist Party B in its review and monitoring of Party A’s operations, financial situation and the use of the loan; Party B must not engage in any activities in order to evade debt obligations or to obtain bank credit;
(5)	The obligation to comply with the state environmental regulations in its operation and construction activities;
(6)	The obligation not to provide guarantee to any third party before the repayment of the loan and interest hereunder;
(7)	The obligation to report any related party transactions if such transactions involve amount in excess of 10% of Party A’s net assets;

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(8)	The obligation to ensure that the construction project has proper government approval, that it will not violate any law or regulation, that the project capital and other financing are on schedule and in place and that the project progresses on schedule;
(9)	The obligation to obtain Party B’s written consent if Party A engages in any merger, spin-off, transfer of equity, external investment and substantial increase of debts. However, Party B’s consent shall not preclude its right to take other remedial measures to protect and exercise its claims;
(10)	The obligation to provide to Party B on the quarterly basis loan disbursement reports.
(11)	Party A must assist Party B in its review and monitoring of Party A’s operations, financial situation and the construction project and request that the project contractor assist Party B in such review and monitoring.
(12)	Party A must have Party B as the first beneficiary of the insurance policy placed on the project.
(13)	Party A must enter into construction contractor agreement, commercial insurance policy and construction completion guarantee contract in accordance with Party B’s requirements in order to reduce to the maximum extent the risk of construction cycle.
(14)	Party A must enter into long-term supplier’s agreement and use other means to diffuse construction cycle risk.

Article IX	Party B’s Rights and Obligations

1.           Party B has the right to demand that Party A repay the loan principal, interest and associated fees on time, to manage and control the disbursement of the loan, to monitor the revenue cash flow of the project and Party A’s operations and to exercise other rights provided herein;

2.           Party B has the right to engage, or ask Party A to engage, a qualified independent intermediary to provide legal, tax, insurance, technical, environmental protection and regulatory compliance opinions and services.

3.           Party B has the right to require that Party B, an independent agent and the contractor to jointly inspect the project progress and provide joint certification.

4.           Party B must release the loan in accordance with the provisions herein, except when due to other causes on Party A’s part;

5.           Party B must confidential all financial material and commercial secrets regarding Party A’s production and operation, except where there requirements by law and regulations or stipulations elsewhere between the two parties;

6.           Party B shall not provide bribery to or solicit bribery from Party A and its employees;

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7.           Party B must not engage in any activities harmful to Party A’s interests.

Article X	Liabilities for Breach and Remedial Measures to Protect Party B’s Claims

1.           Breaches by Party B and liabilities

(1)	Party A may demand that Party B continue to release the loan in accordance with the provisions herein if Party B refuses to do so without any proper reason;
(2)	If Party B received any interest or fees in violation of state laws or regulations, Party A shall have the right to demand that Party B refund such interest and fees.

2.           Breaches by Party A

(1)	Party A violates any of the provisions or any of its obligations set forth herein;
(2)	Party A explicitly states or shows by its behavior that it will not perform any of its obligations hereunder.

3.           Events that may harm Party B’s claims

(1)	Upon the occurrence of any of the following that, in Party B’s view, may harm Party B’s claims: subcontracting, entering into receivership, spin-off, merger (M&A), joint operation, joint venture, partnership, contracting, leasing, reorganization, structuring, decrease of registered capital, substantial increase of debt, being forced to suspend business, file bankruptcy or dissolve, change of controlling person/shareholder, transfer of major assets, being sanctioned and assessed penalty fee of large amount, having business registration or permit revoked, involvement in major legal dispute, material deterioration of financial situation or operation or credit worthiness, and inability of its legal representative to perform normal duties;
(2)	Upon the occurrence of any of the following that, in Party B’s view, may harm Party B’s claims: failure to perform other debt obligations, transfer of assets at low price or without compensation, waiver of any third party’s debt, or provide guarantee to a third party; Party A’s financial indicators fail to meet the requirements specified in “Financial Indicators Conditions and Restrictions;” Party A fails to disburse the loan fund in accordance with the provisions herein or attempts to evade debt; progress of the project falls behind the progress of the use of the funds; any irregular activities in Party A’s repayment reserve account or project revenue account).
(3)	Party A’s shareholder abuses the corporate legal person status or shareholder limited liability status to evade debt;
(4)	Any of the pre-conditions for the release of the loan fails to remain satisfied;
(5)	Upon the occurrence of any of the following on the part of the guarantor:

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a.	Violation of any of the provisions in the guarantee contract or the representations and warranties therein contain falsehood, mistakes and omissions;
b.	The guarantor experiences or engages in subcontracting, entering into receivership, spin-off, merger (M&A), joint operation, joint venture, partnership, contracting, leasing, reorganization, structuring, decrease of registered capital, substantial increase of debt, being forced to suspend business, file bankruptcy or dissolve, change of controlling person/shareholder, transfer of major assets, being sanctioned and assessed penalty fee of large amount, having business registration or permit revoked, involvement in major legal dispute, material deterioration of financial situation or operation or credit worthiness, and inability of its legal representative to perform normal duties, thus affecting the guarantor’s ability to provide guarantee;
(6)	Any pledge or mortgage experiences the following:
a.	Being appropriated, confiscated, recalled or relocated by the state as a result of the activities of any third party, or being damaged or lost or its value being reduced for any reason;
b.	The pledged or mortgaged property being frozen, withheld, auctioned or taken into receivership or involved in any dispute;
c.	Violation of any of the provisions in the pledge/mortgage contract by the pledgor or mortgagor or the representations and warranties therein contain falsehood, mistakes and omissions;
d.	Other situations that are harmful to Party B’s pledgee’s right or mortgagee’s right;
(7)	Guarantee is not established, or is invalid, withdrawn or cancelled; the guarantor explicitly states or shows by its behavior that it will not perform any of its obligations; the guarantor loses its ability to provide guarantee; or
(8)	Other situations which, in Party B’s view, are harmful to Party B’s claims hereunder.

4.           Party B’s remedial measures

Upon the occurrence of any of the events set forth in Section X.2 or Section X.3 above, Party B has the right to exercise one or more of the rights below:

(1)	The right to suspend the release of the loan;
(2)	The right to declare the loan immediately due and demand that Party A immediately repay the loan principal, interest and the associated fees;
(3)	The right to demand that Party A pay penalty if Party A fails to disburse the loan in accordance with the provisions herein;
(4)	The right to assess penalty interest and compound interest if Party A fails to use the loan for the purposed specified herein;
(5)	The right to charge penalty interest and compound interest if Party A fails to repay the loan principal and interest on time.

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(6)	Other remedial measures including but not limited to deducting any corresponding amount from Party A’s accounts with Party B, exercising guarantee right, demand that Party A provide other guarantee, and dissolve this contract.

Article XI	Miscellaneous

1.           Assumption of fees

(1)	Party A must be responsible for all fees (including but not limited to legal fees, arbitration fees, property management fees, exercise fees, appraisal fees, auction fees, certification fees and attorney fees) as a result of Party A’s breach of any of the provisions herein;
(2)	Other fees in connection with this contract.

2.           Use of Party A’s information

Party A agrees that Party B may make inquiry on Party A’s credit in credit database established by the People’s Bank of China and further agrees that Party B may provide Party A’s information to such database. Party A also agrees that Party B may reasonably use and disclose Party A’s information for business need.

3.           Collection by public announcement

If Party A is delinquent or has other breaches, Party B shall have the right to report to the relevant authorities and to engage in collection through public announcement in the news media.

4.           Validity of Party B’s record

Unless there are any evidence to the contrary, Party B’s internal accounting records, loan notes, invoices and documents regarding the loan principal, interest, fees and repayments will constitute valid document evidencing the creditor/debtor relationship between Party A and Party B.

5.           Preservation of rights

Party B’s rights hereunder shall not affect or preclude any other rights available under the law or statutes. Any tolerance or forgiveness of any breach or any delay of exercising any right hereunder shall not affect any other rights hereunder or under the law and statutes. Party B’s delay of exercising its rights or non-exercise thereof does not constitute Party B’s forfeiture of such rights or waiver by Party B of Party A’s obligations hereunder.

6.           In addition to the debts hereunder, if Party A has other debt obligations toward Party B, Party B shall have the right to deduct any amount corresponding to any debt due as repayment.

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7.           If there is any change to Party A’s address or contact information, Party A must immediately notify Party B or be responsible for any resulting consequences.

8.           Party B has the right to deduct from Party A’s accounts with Party B any amount corresponding to any amount payable.

9.           Dispute resolution

Any dispute arising from the performance of this contract must be resolved through consultation; if such consultation fails, such dispute may be submitted to the people’s court at Party B’s location for resolution.

During such legal proceedings, all other provisions that are not in dispute must continue to be performed.

10.         This contract will become effective after it is signed by the respective legal representative of both parties.

11.         This contract is in 6 counterparts.

12.         Other matters

(none)

Article XI	Representations

1.           Party A is clearly aware of Party B’s scope of operation and limit of authority.

2.           Party A has read all the provisions herein. Party B has already explained the relevant provisions at Party A’s request. Party A fully understands the meaning of the provisions herein.

3.           Party A’s execution of this contract and performance of its obligations hereunder are in compliance with the law, regulations and statutes as well as the provisions of Party A’s articles of association. Party A has obtained all approval both internal and from state regulatory agencies.

4.           Party A meets the state requirements as an investment entity and operational enterprise;

5.           The project is in compliance with the relevant state regulations regarding property, land, environment and investment management and Party A has completed all required management procedures for the project;

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6.           Party A’s project is in compliance with the provisions of the state policies regarding project investment capital;

7.           Party A and its controlling shareholder have sound credit and have no major unfavorable records.

8.           Party A represents that there is no activity or situation in violation of environmental regulation or any other law or statutes on the part of Party A or its major affiliates and promises to further strengthen environmental so social risk management and comply with all law and regulations. Party A acknowledges that Party B has the right to monitor such management and to request that Party A provide relevant reports. If any of the representations above is false and Party A may cause environmental or social damage, Party B shall have the right to suspend any credit extended to Party A, declare the loan immediately due or take other remedial measures provided herein or available under the law.

Party A:	Shaanxi Guangxia Investment Development Group Limited
Legal Representative:	/s/ ZHU Xiaojun

Party B:	China Construction Bank Corporation, Hanzhong Branch
Responsible Person:	/s/ [signature not legible]

August 23, 2013

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Appendix 1:

Basic Information on the Project and the Loan

1.           Project Name: “Guangxia Mingzhu Beiyuan Residential Area”

2.           Total Investment Amount for the Project

RMB: Nine Hundred Forty-Five Million One Hundred Thirty Yuan even.

3.           Location of the Project: within the area where the Hanzhong City old airport is.

4.           Project construction and operation status: the project broke ground in the 4th quarter of 2012; now the underground foundation section of the project has been completed; the majority of the residential buildings will be 2 to 5 stories; it is projected that the project will be completed in September 2014.

5.           Specific purpose of the loan hereunder: to be used for the development and construction of the Guangxia Mingzhu Beiyuan Residential Area project, including but not limited to the purchase of material and equipment, interest payment, repay previous loan of the project.

6.           Source of repayment for the loan hereunder:

(1)          The source of repayment for the loan hereunder is: all operation revenue of the project, including but not limited to project sales security deposit, prepayment, down payment, good-faith deposit, one-time payment, installment payment and personal residential mortgage loan (excluding personal residential mortgage loan deposit); lease income from Party A’s lease operation of the development project; and other sources.

(2)          Party A must use the revenue from the above source to repay the loan hereunder according to the following schedule (time, frequency and method):

First year: repay ¥10,000,000.00 on May 20, 2014 and ¥20,000,000.00 on August 20, 2014;

Second year: repay ¥40,000,000.00 on February 20, 2015 and ¥40,000,000.00 on August 20, 2015;

Third year: year: repay ¥30,000,000.00 on February 10, 2016 and ¥10,000,000.00 on August 20, 2016.

Party A must ensure that the source of repayment remains valid and the repayment fund is sufficient and stable.

7.           Others: none.

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Appendix 2:

Financial Indicators Conditions and Restrictions

Party A’s financial indicators must continue to satisfy the following criteria:

1.           The Company’s effective credit rating must be AA. If lower than AA, , special approval from the bank is required regarding the further use of the credit facility.

2.           At the end of last year, the company’s asset-liability ratio is 30.05%, and its liability will increase before the project enters sale stage; so based on the characteristics of the real estate business, it is determined that the upper limit of the company’s asset-liability ratio is 50% during the period of the credit facility. If such limit is exceeded, special approval from the bank is required regarding the further use of the credit facility.

3.           Current ratio must not be lower than 2.0; and quick ratio must not be lower than 0.8. If they are lower than the set criteria, special approval from the bank is required regarding the further use of the credit facility.

4.           The Company’s current or remain debt is ¥38,500,000.00. There must be no new debt or increase of the current debt during the period of the credit facility.

Party B shall have the right to modify the above conditions and restrictions after notifying Party A 10 business days in advance.

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